Exhibit 10.2

COVETRUS, INC. 2019 OMNIBUS INCENTIVE COMPENSATION PLAN

INCENTIVE STOCK OPTION GRANT AGREEMENT

This INCENTIVE STOCK OPTION GRANT AGREEMENT (the “Agreement”), dated as of [•] (the “Date of Grant”), is delivered by Covetrus, Inc. (the “Company”) to [•] (the “Participant”).

RECITALS

The Covetrus, Inc. 2019 Omnibus Incentive Compensation Plan (the “Plan”) provides for the grant of stock options to purchase shares of Company stock (“Company Stock”). The Committee has decided to make this incentive stock option grant as an inducement for the Participant to promote the best interests of the Company and its stockholders. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1. Grant of Option.

(a) Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant an incentive stock option (the “Option”) to purchase [•] shares of Company Stock (each a “Share”, and together the “Shares”) at an Exercise Price of $[•] per Share. The Option shall become exercisable according to Section 2 below.

(b) The Option is designated as an incentive stock option, as described in Section 5 below. However, if and to the extent the Option exceeds the limits for an incentive stock option, as described in Section 5, the Option shall be a nonqualified stock option.

2. Exercisability of Option.

(a) Subject to the terms of this Section 2, the Option shall become vested according to the following schedule (each a “Vesting Date”), provided that the Participant continues to be employed by, or provide service to, the Employer from the Date of Grant until the applicable Vesting Date.

Vesting Date	Vesting Amount

(b) The vesting and exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option. If the terms set forth in Section 2(a) would produce fractional Shares, the number of Shares for which the Option becomes vested and exercisable shall be rounded down to the nearest whole Share and the fractional Shares will be accumulated so that the resulting whole Shares will be included in the number of Shares for which the Option becomes vested and exercisable on the last Vesting Date.

(c) Notwithstanding Section 2(a) above, the Option shall vest on a pro-rated basis upon the Participant’s termination of employment or service on account of Retirement (as defined below). For purposes of this Section 2(c), the term “Retirement” shall mean termination of employment or service with the Employer (other than for Cause (as defined in the Plan)) after the Participant has attained age (minimum 55) plus years of service with the Company and its subsidiaries (minimum 10 years of service) equal or exceeding 70. For purposes of determining the age and service requirement under this Section 2(c), the Participant’s age shall be determined by the Participant’s most recent birthday, and the Participant’s years of service shall be determined by the number of years measured following the Effective Date until the Participant’s most recent employment anniversary with the Company and its subsidiaries. For purposes of this Section 2(c), vesting on a pro-rated basis shall be calculated by multiplying the number of shares subject to the Option set forth under Section 1 by a fraction, the numerator of which is the number of days from the Date of Grant to the date of the Participant’s Retirement, and the denominator of which is [1,095].

(d) Except as otherwise provided in a written employment agreement or severance agreement entered into by and between the Participant and the Employer, in the event of a Change of Control before the Option is fully vested and exercisable, the provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Committee may take such actions with respect to the vesting and exercisability of the Option as it deems appropriate pursuant to the Plan.

3. Term of Option.

(a) The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan. Notwithstanding the foregoing, in the event that on the last business day of the term of the Option, the exercise of the Option is prohibited by applicable law, including a prohibition on purchases or sales of Company Stock under the Company’s insider trading policy, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.

(b) The Option shall automatically terminate upon the happening of the first of the following events:

(i) The expiration of the 90-day period after the Participant ceases to be employed by, or provide service to, the Employer, if the termination is for any reason other than Disability, death or Cause.

(ii) The expiration of the one-year period after the Participant ceases to be employed by, or provide service to, the Employer on account of the Participant’s Disability.

(iii) The expiration of the one-year period after the Participant ceases to be employed by, or provide service to, the Employer, if the Participant dies while employed by, or providing service to, the Employer or the Participant dies within 90 days after the Participant ceases to be so employed or to provide services to the Employer for any reason other than Disability, death or Cause.

(iv) The date on which the Participant ceases to be employed by, or provide service to, the Employer for Cause. In addition, notwithstanding the prior provisions of this Section 3, if the Participant engages in conduct that constitutes Cause after the Participant’s employment or service terminates, the Option shall immediately terminate.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant, except as provided under Section 3(a) above. Any portion of the Option that is not exercisable at the time the Participant ceases to be employed by, or provide service to, the Employer shall immediately terminate.

4. Exercise Procedures.

(a) Subject to the provisions of Sections 2 and 3 above, the Participant may exercise part or all of the exercisable Option by giving the Company or its delegate written notice of intent to exercise, specifying the number of shares of Company Stock as to which the Option is to be exercised and such other information as the Company or its delegate may require.

(b) At such time as the Committee shall determine, the Participant shall pay the Exercise Price (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of Company Stock owned by the Participant, which shall be valued at their Fair Market Value on the date of exercise, or by attestation (in accordance with procedures prescribed by the Company) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) unless the Committee determines otherwise, by surrendering shares of Company Stock subject to the exercisable Option for an appreciation distribution payable in Shares with a Fair Market Value on the date of exercise equal to the dollar amount by which the then Fair Market Value of the Shares subject to the surrendered portion exceeds the aggregate Exercise Price payable for the Shares (“net exercise”), or (v) by such other method as the Committee may approve, to the extent permitted by applicable law. The Committee may impose from time to time such limitations as it deems appropriate on the use of shares of Company Stock to exercise the Option.

(c) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.

(d) All obligations of the Company under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. The Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the Option. At such time as the Committee may determine, the Participant may elect to satisfy any tax withholding obligation of the Employer with respect to the Option by having Shares withheld to satisfy the applicable withholding tax rate for FICA, federal, state, local and other tax liabilities.

(e) Upon exercise of the Option (or portion thereof), the Option (or portion thereof) will terminate and cease to be outstanding.

5. Designation as Incentive Stock Option.

(a) This Option is designated an incentive stock option under Section 422 of the Code. If the aggregate fair market value of the stock on the date of the grant with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a nonqualified stock option that does not meet the requirements of Section 422. If and to the extent that the Option fails to qualify as an incentive stock option under the Code, the Option shall remain outstanding according to its terms as a nonqualified stock option.

(b) The Participant understands that favorable incentive stock option tax treatment is available only if the Option is exercised while the Participant is an employee of the Company or a parent or subsidiary of the Company or within a period of time specified in the Code after the Participant ceases to be an employee. The Participant understands that the Participant is responsible for the income tax consequences of the Option, and, among other tax consequences, the Participant understands that he or she may be subject to the alternative minimum tax under the Code in the year in which the Option is exercised. The Participant will consult with his or her tax adviser regarding the tax consequences of the Option.

6. Restrictions on Exercise. Except as the Committee may otherwise permit pursuant to the Plan, only the Participant may exercise the Option during the Participant’s lifetime and, after the Participant’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Participant, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

7. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8. No Employment or Other Rights. The grant of the Option shall not confer upon the Participant any right to be retained by or in the employ or service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment or service at any time. The right of any Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

9. No Stockholder Rights. Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

10. Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Participant, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

11. Applicable Law; Jurisdiction. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of this Agreement shall be brought only in the United States District Court for the District of Maine, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Portland, Maine, and the jurisdiction of such court in any such proceeding shall be exclusive. Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of Company Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws.

12. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer. Any notice shall be delivered by hand or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.

13. Recoupment Policy. The Participant agrees that, subject to the requirements of applicable law, the Option, and the right to receive and retain any Shares, or the amount of any gain realized or payment received as a result of any sale or other disposition of the Shares, covered by this Agreement, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any “clawback” or similar policy of the Company in effect on the Date of Grant or that may be established thereafter.

14. Application of Section 409A of the Code. This Agreement is intended to be exempt from section 409A of the Code and to the extent this Agreement is subject to section 409A of the Code, it will in all respects be administered in accordance with section 409A of the Code.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused an officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

COVETRUS, INC.

Name:
Title:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all decisions and determinations of the Committee shall be final and binding.

Participant:
Date: